Exhibit 99.1

PACIFIC CREST CAPITAL, Inc. SHAREHOLDERS

APPROVE ACQUISITION BY PACIFIC CAPITAL BANCORP

FOR IMMEDIATE RELEASE

Santa Barbara and Agoura Hills, California, February 6, 2004 / Business Wire / — Pacific Capital Bancorp (Nasdaq:PCBC) and Pacific Crest Capital, Inc. (Nasdaq:PCCI) jointly announced today that the acquisition of Pacific Crest by Pacific Capital was approved by PCCI’s shareholders at their meeting held today.  Final regulatory approvals were received in January, and the acquisition is expected to close on schedule during the week of March 1, 2004.

Under the definitive agreement, announced October 16, 2003, Pacific Capital will acquire Pacific Crest in an all cash transaction valued at $135.8 million, or $26.00 for each diluted share of Pacific Crest common stock.

“We are truly looking forward to joining forces with Pacific Capital Bancorp next month,” said Gary Wehrle, Chief Executive Officer of Pacific Crest Capital, who will become a member of Pacific Capital’s Senior Leadership Council following the close of the transaction.  “This merger will provide our lenders with the ability to provide their customers with broader product offerings and the higher lending capacity to meet their business needs. With these additional resources, we will be well positioned to effectively compete for market share in the small business arena while maintaining the organizational culture that has been key to our success.”

“As we indicated in October, we are very pleased at this opportunity to welcome the tremendous expertise represented by the PCCI team to our Central Coast community bank network,” said William S. Thomas, Jr., President & CEO of Pacific Capital Bancorp. “PCCI has demonstrated remarkable success in serving the small business community, particularly in the areas of income producing real estate and SBA lending.  We believe that this transaction will produce strong benefits to our combined employees, our customers, and to our shareholders.”

Pacific Crest Capital, Inc. is an Agoura Hills, California-based bank holding company that conducts business through its wholly-owned subsidiary, Pacific Crest Bank, which has three full-service California branches located in Beverly Hills, Encino and San Diego. The company’s web site can be found at www.paccrest.com.

Pacific Capital Bancorp, with $4.9 billion in assets, is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central

California, South Valley National Bank and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from the communities of Morgan Hill in the north to Westlake Village/Thousand Oaks in the south.  The company’s web site can be found at www.pcbancorp.com.

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp and Pacific Crest Capital, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements involve certain risks and uncertainties, many of which are beyond Pacific Capital Bancorp’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the success of Pacific Capital Bancorp at integrating Pacific Crest Capital, Inc. into its organization; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) increased competitive pressure among financial services companies; (5) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp and/or Pacific Crest Capital, Inc. engage; (6) the impact of terrorist acts or military actions; and (7) other risks detailed in reports filed by Pacific Capital Bancorp and Pacific Crest Capital, Inc. with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made, and neither Pacific Capital Bancorp nor Pacific Crest Capital, Inc. undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Pacific Crest Capital, Inc.	Pacific Capital Bancorp
	Gary Wehrle	Deborah Whiteley
	Chairman of the Board	Senior Vice President
	Chief Executive Officer	Director, Investor Relations
	(818) 865-3300	(805) 884-6680
whiteley@pcbancorp.com

#####